UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
June 12, 2009 (June 10, 2009)
Date of Report (Date of earliest event reported)
THE GREENBRIER COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Oregon	1-13146	93-0816972
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
One Centerpointe Drive, Suite 200
Lake Oswego, OR 97035
(Address of principal executive offices, including zip code)
(508) 684-7000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On June 10, 2009, The Greenbrier Companies, Inc., an Oregon corporation (the “Company”), entered into the WLR Credit Agreement (as defined below), the Warrant Agreement (as defined below) and the Investor Agreement (as defined below) pursuant to which, among other things, the Company obtained a $75.0 million term loan and issued warrants to purchase shares of its common stock, as more fully described below (collectively, the “WLR Transactions”).
     WLR Credit Agreement
     On June 10, 2009, the Company entered into a Credit Agreement (the “WLR Credit Agreement”), among the Company as borrower, WLR Recovery Fund IV, L.P. (“Recovery Fund”) and WLR IV Parallel ESC, L.P. (“Parallel Fund” and together with Recovery Fund, the “Holders”) as holders, the other holders party thereto, and WL Ross & Co. LLC, as Administrative Agent for such holders.
      The WLR Credit Agreement provides for a $75.0 million secured term loan. The outstanding principal amount of loan under the WLR Credit Agreement may not exceed the borrowing base, which is derived from specified percentages of the value of eligible accounts receivable, eligible inventory and eligible property, plant and equipment of the Company’s refurbishment and parts business domestic subsidiaries. The Company must provide additional collateral having a value equal to such shortfall in the borrowing base, or prepay the loan in such amount. The Company may the prepay loan under the WLR Credit Agreement in whole or in part at any time without premium or penalty. Amounts prepaid may not be re-borrowed.
     The loan bears interest, at the Company’s option, at a rate equal to a base rate determined in accordance with the WLR Credit Agreement or at the three-month London interbank offered rate (“LIBOR”), in each case plus 3.50%. Interest on the loan is due and payable quarterly in arrears if bearing interest at the base rate and at the end of the interest period if bearing interest at LIBOR. Principal, together with all accrued and unpaid interest, is due and payable on June 10, 2012.
     The Company’s obligations under the WLR Credit Agreement are secured by substantially all of the assets of each of the Company’s existing and future domestic subsidiaries engaged in the refurbishment and parts business. The Company also pledged to the Administrative Agent amounts owing to the Company under the Amended and Restated Loan and Security Agreement, dated as of February 3, 2009, among the Company, Greenbrier-GIMSA, LLC and Gunderson GIMSA S. de R.L. de C.V (the “GIMSA Loan”).
     All of the Company’s existing and future domestic subsidiaries are required to guaranty the obligations under the WLR Credit Agreement, subject to some limited exceptions.
     The WLR Credit Agreement contains customary affirmative covenants, including covenants regarding reporting requirements, maintenance of insurance, maintenance of properties and compliance with applicable laws and regulations. Further, the WLR Credit Agreement contains customary negative covenants limiting the ability of the Company and its subsidiaries, among other things, to grant liens, make investments, incur debt, make certain restricted payments or sell, transfer or dispose of assets, subject to certain exceptions. The Company and its subsidiaries are also restricted from engaging in the rail services business other than through certain rail services business subsidiaries (subject to certain exceptions), and the Company is restricted from taking certain actions in relation to the GIMSA Loan. The loan does not contain financial ratio covenants.
     Upon an event of default, the holders may declare all outstanding principal and accrued but unpaid interest under the WLR Credit Agreement immediately due and payable and exercise other rights and remedies provided for under the WLR Credit Agreement. The events of default under the WLR Credit Agreement include payment defaults, cross defaults with certain other indebtedness, breaches of covenants or representations and warranties, change in control of the Company and bankruptcy events.
     The foregoing description of the WLR Credit Agreement is not complete and is qualified in its entirety by reference to the text of the WLR Credit Agreement attached as Exhibit 10.1 to this Form 8-K and incorporated by reference herein.
     Warrant Agreement
     On June 10, 2009, the Company entered into a Warrant Agreement, dated as of June 10, 2009, with Recovery Fund, Parallel Fund and the other holders from time to time party thereto (the “Warrant Agreement”) pursuant to which the Company issued to the Holders warrants (the “Warrants”) to purchase an aggregate of 3,377,903 shares of the Company’s common stock, no par value per share (“Common Stock”).
     The initial exercise price of the Warrants is $6.00 per share, and the Warrants expire on June 10, 2014. A Holder may pay the exercise price of the Warrants in cash or by cancellation of principal amount and/or accrued interest payable by the Company to such Holder under the WLR Credit Agreement, in each case in an aggregate amount equal to the aggregate exercise price of the Warrants being exercised, or by cashless exercise.
     The exercise price and the number of shares of Common Stock issuable upon exercise of the Warrants are subject to adjustment for (i) common stock dividends, subdivisions or combinations; (ii) other dividends and distributions in excess of a $0.32 per annum cash dividend; and (iii) reorganizations, reclassifications, consolidations, mergers or sale of the Company. The exercise price and the number of shares of Common Stock issuable upon exercise of the Warrants are also subject to adjustment in the event the Company issues shares of Common Stock or convertible securities, subject to certain exceptions, without consideration or for a consideration per share that is less than 95% of the volume weighted average trading price of the Common Stock on the last trading day preceding the earlier of the date of agreement on pricing of such shares and the public announcement of the proposed issuance of such shares.
     If events occurring after the date of the Warrant Agreement would result in an adjustment causing the Warrants to become exercisable in the aggregate for a number of shares of Common Stock that would exceed the number of shares that the Company may issue upon exercise of the Warrants under the rules and regulations of the applicable stock exchange, then from and after such time, upon exercise of any Warrant, the Company may elect to settle the Warrant in cash.
     The Company shall not be obligated to issue any shares of Common Stock upon exercise of the Warrants to the extent that, the issuance of such shares of Common Stock would result in the WLR Group (or, if the applicable holder is not a member of the WLR Group, such holder or any of its affiliates) becoming an “Acquiring Person” as that term is defined in and calculated in accordance with the Stockholder Rights Agreement (as defined below), unless and until such excess shares are subject to the voting agreement as described under “Investor Rights and Restrictions Agreement” below. WLR Group is defined in the Third Amendment to the Stockholders Rights Agreement, a copy of which has been filed with this Current Report on Form 8-K.
     The foregoing description of the Warrant Agreement is not complete and is qualified in its entirety by reference to the text of the Warrant Agreement attached as Exhibit 4.2 to this Form 8-K and incorporated by reference herein.

     Investor Rights and Restrictions Agreement
     On June 10, 2009, the Company entered into the Investor Rights and Restrictions Agreement, dated as of June 10, 2009, among the Company, the Investors, WL Ross & Co. LLC (“WLRCo.”), and the other holders from time to time party thereto (the “Investor Agreement”).
          Board Rights
     Pursuant to the Investor Agreement, the Company agreed to cause two designees of Recovery Fund (a “WLR Designee”) to be appointed to the Company’s Board of Directors (the “Board”), which designees are Wilbur L. Ross, Jr. and Wendy L. Teramoto. In addition, the Company agreed to re-nominate one of such individuals, as designated by Recovery Fund, to the Company’s Board (the “WLR Designee”) following the end of such director’s term. If no WLR Designee is serving on the Company’s Board, Recovery Fund is entitled to board observer rights. Recovery Fund’s board rights terminate upon the earliest to occur of June 10, 2014 and certain other events specified in the Investor Agreement.
          Standstill; Voting
     The Investor Agreement provides that, subject to certain exceptions, no member of the WLR Group may (i) acquire debt securities or beneficial ownership of voting stock, (ii) solicit proxies or advise other persons with respect to the voting of the Company’s Common Stock, (iii) enter into a voting agreement or other similar arrangement except as contemplated by the Investor Agreement, (iv) participate in a “group” with respect to any Company voting stock or convertible securities, (v) seek to effect change of control of the Company or other transaction with respect to the Company or its subsidiaries, (vi) authorize any representative to be named on a ballot for director (other than the Company’s slate), (vii) otherwise seek to control the Company or its management, (viii) call a special meeting of shareholders of the Company or (ix) otherwise take any action that would compel the Company to make a public announcement, make any public announcement or advise, induce or knowingly substantially assist an person in connection with any of the foregoing.
     During the standstill period (as defined in the Investor Agreement), the members of the WLR Group are required to vote the shares of Company stock held by them in elections for directors (i) in the manner recommended by the Board with respect to a percentage of shares equal to the percentage of the shares of the other holders who voted as recommended by the Board and (ii) at the discretion of the WLR Group with respect to the remaining shares. To the extent that the WLR Group beneficially owns shares in excess of 19.9% of the outstanding shares of the Company’s Common Stock, such excess shares shall be voted in the same proportion as the shares of the other holders of the Company’s Common Stock.
          Securities Offerings
     Subject to certain exceptions, including accretive acquisitions approved by the Board, the Company shall not issue Common Stock or securities convertible into, or exercisable or exchangeable for, Common Stock, with a price (or, if applicable, conversion or exercise price), less than $6.00 per share without the prior consent, not to be unreasonably withheld, of the Holders of a majority of the shares of Common Stock underlying the Warrants.
     If permitted by applicable law and the rules and regulations of the applicable stock exchange, if the Company conducts a primary, public offering of Common Stock (other than an offering in which it reasonably believes that the price per share to the public will in be in excess of $6.00), the members of the

WLR Group will be allowed to participate in proportion to their ownership of Common Stock (calculated on an as if exercised basis). If such participation is prohibited by applicable law or the rules and regulations of the applicable stock exchange, the Company will, to the extent permissible, make arrangements for a private placement of a number of shares to which WLR would have been entitled to purchase in such offering or, if less, the maximum number of shares permitted under applicable law, rules and regulations.
     If at any time the Company grants or issues rights to purchase Common Stock pro rata to holders of Common Stock at a per share price of less than $6.00, members of the WLR Group and certain transferees thereof that hold Warrants are entitled to receive such rights as if they had exercised such Warrants. To the extent any such person exercises its rights to receive such purchase rights, it shall not be entitled to the applicable adjustment under the Warrant Agreement.
     The foregoing rights terminate upon the earlier to occur of (i) in the case of consent rights and rights to participate in Company offerings, December 10, 2010 and in the case of rights to participate in rights offerings, June 10, 2014 (ii) the date on which Warrants have been exercised such that at least 50% of the aggregate number of shares underlying the Warrants as of the date of the Investor Agreement shall have been issued, and (ii) the date on which members of the WLR Group beneficially own less than 50% of the aggregate number of shares underlying the Warrants as the date of the Investor Agreement.
          Investment Committee
     To pursue potentially attractive investment opportunities (“Investment Opportunities”) in the railcar and marine barge manufacturing business and the railcar leasing, management services and aftermarket (e.g., refurbishments, parts and repairs) businesses in the United States, Canada and Mexico (the “Business”), WLRCo. and the Company have agreed to designate at least one of its senior executives or directors to serve on an ad hoc committee (the “Investment Committee”) that is charged with reviewing Investment Opportunities, considering whether the Company, alone or in conjunction with affiliate(s) of WLRCo., should pursue such Investment Opportunities, and if appropriate, mutually recommending such Investment Opportunities and possible financing therefor to the Company. Neither the Company, WLRCo. nor their respective affiliates have any obligation to pursue any particular Investment Opportunity or provide debt or equity financing therefor, whether or not such Investment Opportunity is recommended by the Investment Committee or the Company’s Board.
     WLRCo. and the Company have also agreed that during the period ending on the earliest of June 10, 2014 or upon certain defined events, including a change in control of the Company and certain other events that would result in the WLR Designees leaving the Company’s Board, they will, and will cause their respective controlled affiliates to, disclose to the other all Investment Opportunities made available to it or such affiliate which would involve an investment of more than $10.0 million of debt or equity capital in the Business, and to discuss in good faith whether and how to jointly pursue such Investment Opportunities, it being acknowledged that neither party nor any of its respective affiliates has any obligation under the Investor Agreement (i) to provide, seek or accept (from the other or otherwise) debt or equity financing or otherwise pursue any such opportunity or (ii) to take any action in respect of any possible Investment Opportunity if and to the extent that it determines in good faith, subject to certain limitations, that so doing would constitute a breach of defined obligations of such person.
          Registration Rights
          The Investor Agreement provides the holders with certain registration rights. Any time after December 10, 2009, the Holders may (i) require the Company to register the offer and sale of registrable securities on Form S-3 so long as such registration statement covers at least 5% of the registrable securities and (ii) require the Company to facilitate the offer and sale of the shares so registered so long as (A) the Form S-3 remains effective and (B) such request covers at least 2% of the registrable securities. Any time after December 10, 2009, if Company is not eligible to use Form S-3, the Holders may require the Company to register the offer and sale of registrable securities so long as such registration statement covers at least 2% of the registrable securities.
     Subject to certain exceptions, if the Company proposes or is required to file a registration statement with respect to the sale of shares of Company Common Stock, the Holders may include their registrable securities on such registration statement. The Holders may not make more than one registration request in any 180-day period and are subject to market cut-back provisions. The registration rights provisions also include other provisions related to registration procedures, expenses, indemnification and contribution and market stand-off.
     The registration rights terminate on the earlier of (i) the later of (A) the second anniversary of the date on which all of the Warrants have been exercised or expired and (B) June 10, 2014 and (ii) the date on which there cease to be any registrable securities outstanding.
     The foregoing description of the Investor Agreement is not complete and is qualified in its entirety by reference to the text of the Investor Agreement attached as Exhibit 4.3 to this Form 8-K and incorporated by reference herein.
     Fourth Amendment to Amended and Restated Credit Agreement
     On June 10, 2009, in conjunction with the execution of the WLR Credit Agreement described above, the Company entered into a Fourth Amendment to Amended and Restated Credit Agreement (the “Fourth Amendment”), among the Company, all material domestic subsidiaries of the Company as guarantors, the lenders party thereto and Bank of America, N.A., as U.S. Administrative Agent for such lenders, amending that certain Amended and Restated Credit Agreement, dated as of November 7, 2006 (the “2006 Credit Agreement”).
     The Fourth Amendment reduced the aggregate commitments under the Amended and Restated Credit Agreement from $290.0 million to $100.0 million, increased the applicable margins on base rate and LIBOR loans, placed certain limitations on permitted acquisitions and amended the consolidated adjusted interest coverage ratio and consolidated capitalization ratio covenants. Further, the Fourth Amendment modified certain provisions of the 2006 Credit Agreement, including the release of security interests in the assets of the refurbishment and parts business subsidiaries, to permit the Company to enter into and incur debt under the WLR Credit Agreement , and any renewals, extensions and refinancings thereof.
     The foregoing description of the Fourth Amendment is not complete and is qualified in its entirety by reference to the text of the Fourth Amendment attached as Exhibit 10.3 to this Form 8-K and incorporated by reference herein.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth in Item 1.01 hereof regarding the WLR Credit Agreement is incorporated by reference into this Item 2.03.
Item 3.02 Unregistered Sales of Equity Securities.
     On June 10, 2009, the Company issued Warrants to purchase an aggregate of 3,377,903 shares of Common Stock to the Holders pursuant to the Warrant Agreement. The Company is relying on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, or Rule 506 promulgated thereunder based on (i) representations to the Company made by the Holders and (ii) the fact that the Holders were the only persons offered shares of its Common Stock.

     The information set forth in Item 1.01 hereof regarding the Warrant Agreement and the Warrants is incorporated by reference into this Item 3.02.
Item 3.03 Material Modification to Rights of Security Holders
     On June 10, 2009, prior to the closing of the WLR Transactions, the Company and Computershare Trust Company, N.A. (formerly EquiServe Trust Company, N.A.) entered into Amendment No. 3 (the “Third Amendment”) to the Stockholder Rights Agreement, made and entered into as of July 13, 2004, by and between the Company EquiServe Trust Company, N.A. (the “Rights Agreement”). The Third Amendment provides that the WLR Group (as defined therein) shall not be an “Acquiring Person” under such agreement for so long as the WLR Group shall be the beneficial owner of not more than 19.9% of Company’s common stock then outstanding; provided that: (1) from and after the time that the WLR Group beneficially owns less than 12%, the WLR Group shall no longer be exempt from the definition of an “Acquiring Person”; and (2) to the extent that the WLR Group beneficially owns in excess of 19.9% of the common stock then outstanding as a result of the application of the anti-dilution provisions of the Warrants, such excess shares shall be subject to the voting agreement provisions contained in the Investor Agreement described in Item 1.01 above.
     The foregoing description of the Third Amendment is not complete and is qualified in its entirety by reference to the text of the Third Amendment attached as Exhibit 4.1 to this Form 8-K and incorporated by reference herein.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     At its meeting on June 8, 2009, the Board elected, contingent upon the closing of the WLR Transactions and effective the day after such closing, Wilbur L. Ross, Jr. and Wendy L. Teramoto to the Board as a Class I director and a Class II director, respectively.
     The election of Mr. Ross and Ms. Teramoto was made pursuant to the Investor Agreement. The description of the WLR Transactions set forth in Item 1.01 above is incorporated by reference into this Item 5.02.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     On June 8, 2009, the Board approved an amendment to the Company’s Bylaws, effective upon the closing of the WLR Transactions, in order to increase the size of the Board from nine to eleven directors. A copy of the Amendment to the Bylaws of The Greenbrier Companies, Inc. is attached as Exhibit 3.1 and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
3.1	Amendment to the Bylaws of The Greenbrier Companies, Inc. adopted on June 10, 2009

4.1	Amendment No. 3, dated as of June 10, 2009, to the Stockholder Rights Agreement, made and entered into as of July 13, 2004, by and between The Greenbrier Companies, Inc. and Computershare Trust Co., N.A. (formerly EquiServe Trust Company, N.A.)

4.2	Warrant Agreement, entered into as of June 10, 2009, among The Greenbrier Companies, Inc., WLR Recovery Fund IV, L.P., WLR IV Parallel ESC, L.P. and each other holder from time to time party thereto

4.3	Investor Rights and Restrictions Agreement, entered into as of June 10, 2009, among The Greenbrier Companies, Inc., WLR Recovery Fund IV, L.P., WLR IV Parallel ESC, L.P., WL Ross & Co. LLC and the other holders from time to time party thereto

10.1	Credit Agreement dated June 10, 2009 among the Company, WLR Recovery Fund IV, L.P. and WLR IV Parallel ESC, L.P. as holders, the other holders party thereto, and WL Ross and Co. LLC, as administrative agent

10.2	Third Amendment to Amended and Restated Credit Agreement, dated as of September 26, 2008, among The Greenbrier Companies, Inc., the Subsidiary Guarantors, the lenders party thereto and Bank of America, N.A., as U.S. Administrative Agent

10.3	Fourth Amendment to Amended and Restated Credit Agreement, dated as of June 10, 2009, among The Greenbrier Companies, Inc., the Subsidiary Guarantors, the lenders party thereto and Bank of America, N.A., as U.S. Administrative Agent

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GREENBRIER COMPANIES, INC.
Date: June 12, 2009	By:	/s/ Mark J. Rittenbaum
Mark J. Rittenbaum
Executive Vice President, Treasurer and Chief Financial Officer

EXHIBIT INDEX
3.1	Amendment to the Bylaws of The Greenbrier Companies, Inc. adopted on June 10, 2009

4.1	Amendment No. 3, dated as of June 10, 2009, to the Stockholder Rights Agreement, made and entered into as of July 13, 2004, by and between The Greenbrier Companies, Inc. and Computershare Trust Co., N.A. (formerly EquiServe Trust Company, N.A.)

4.2	Warrant Agreement, entered into as of June 10, 2009, among The Greenbrier Companies, Inc., WLR Recovery Fund IV, L.P., WLR IV Parallel ESC, L.P. and each other holder from time to time party thereto

4.3	Investor Rights and Restrictions Agreement, entered into as of June 10, 2009, among The Greenbrier Companies, Inc., WLR Recovery Fund IV, L.P., WLR IV Parallel ESC, L.P., WL Ross & Co. LLC and the other holders from time to time party thereto

10.1	Credit Agreement dated June 10, 2009 among the Company, WLR Recovery Fund IV, L.P. and WLR IV Parallel ESC, L.P. as holders, the other holders party thereto, and WL Ross and Co. LLC, as administrative agent

10.2	Third Amendment to Amended and Restated Credit Agreement, dated as of September 26, 2008, among The Greenbrier Companies, Inc., the Subsidiary Guarantors, the lenders party thereto and Bank of America, N.A., as U.S. Administrative Agent

10.3	Fourth Amendment to Amended and Restated Credit Agreement, dated as of June 10, 2009, among The Greenbrier Companies, Inc., the Subsidiary Guarantors, the lenders party thereto and Bank of America, N.A., as U.S. Administrative Agent